UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2016

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2016, John P. Schauerman notified the Chairman of the Board of Directors (the “Board”) of MYR Group Inc. (the “Company”) of his decision to resign, effective immediately, from his position as a member of the Board. Mr. Schauerman’s resignation was to pursue other opportunities and did not result from any disagreements with management or the Board.

Mr. Schauerman was a Class III director of the Company and also served on the Company’s Audit Committee and Nominating and Corporate Governance Committee.

A copy of the Company’s press release regarding the resignation of Mr. Schauerman from the Company’s Board is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

99.1	MYR Group Inc. Press Release dated November 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: November 29, 2016	By:	/s/ GERALD B. ENGEN, JR.
		Name:	Gerald B. Engen, Jr.
		Title:	Senior Vice President, Chief Legal Officer and Secretary

exhibit index

Exhibit No.	Description
99.1	MYR Group Inc. Press Release dated November 29, 2016.